AMENDMENT

TO

MASTER CUSTODY AGREEMENT

            This Amendment (“Amendment”), dated as of the 25th day of February, 2020, is entered into separately by and between each Investment Company listed on Exhibit A to the Agreement (as defined below) (each an “Investment Company”) and The Bank of New York Mellon (formerly, The Bank of New York) (the “Custodian”).

BACKGROUND:

A.              BNY Mellon and each Investment Company separately entered into a Master Custody Agreement dated as of February 16, 1996, as amended (the “Agreement”), relating to BNY Mellon’s provision of services to each Investment Company.

B.              The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.               Section 13 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 13.    EFFECTIVE PERIOD; TERMINATION

(a)       Unless terminated pursuant to its terms, this Agreement shall continue until 11:59 PM (Eastern time) on December 31, 2022 (the “Current Term”), at which time this Agreement shall be renewed in accordance with the terms hereof.

(b)       Upon expiration of the Current Term, this Agreement shall automatically renew for successive terms of one (1) year each (each, a “Renewal Term”).  Unless an Investment Company or the Custodian gives written notice to the other party of its intent not to renew this Agreement and such notice is received by the other party not less than ninety (90) days prior to the expiration of the Current Term or the then-current Renewal Term (a "Non-Renewal Notice") this Agreement shall automatically renew in accordance with its terms.  In the event an Investment Company or the Custodian provides a timely Non-Renewal Notice, this Agreement shall terminate with respect to such Investment Company at 11:59 PM (Eastern time) on the last day of the Current Term or applicable Renewal Term, as applicable.  If a Non-Renewal Notice is not timely provided, it shall be deemed to relate to the next subsequent Renewal Term.

Franklin Templeton

(c)       In the event a Non-Renewal Notice or Breach Termination Notice is provided with respect to an Investment Company, prior to termination the Investment Company shall specify in writing to the Custodian the entity to which the Custodian is to deliver upon termination all of the Securities and other  assets of the affected Funds held by the Custodian.  If prior to termination the Investment Company does not specify in writing to the Custodian the entity to which the Custodian is to deliver the Securities and other assets of the affected Funds held by the Custodian, the Custodian, after consultation with the Investment Company, may deliver such Securities and other assets to the Investment Company or to a bank or trust company doing business in the State of California or may continue to hold such assets pursuant to the terms of this Agreement until such entity is specified in writing by the Investment Company to the Custodian.  Furthermore, upon termination of this Agreement, the Investment Company shall pay to the Custodian such compensation as may be then due to the Custodian, and shall reimburse the Custodian for the reasonable transaction costs of delivery out of the Securities and other assets of such Investment Company to a successor custodian, and shall pay any other reasonable fees, expenses or charges that were incurred prior to the termination of this Agreement with respect to the Investment Company.  The Custodian shall follow such reasonable Proper Instructions concerning the transfer of custody of records, Securities, financial assets, cash and other items as the Investment Company shall give; provided that (1) the Custodian shall have no liability for shipping and insurance costs associated therewith and (2) full payment shall have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled hereunder.  In connection with any termination of this Agreement between an Investment Company and the Custodian for any reason whatsoever, the parties shall reasonably cooperate with respect to the development of a transition plan setting forth a reasonable timetable for the transition and describing the parties’ respective responsibilities for transitioning the services to any successor custodian in an orderly and uninterrupted fashion. The Custodian will, in addition, provide commercially reasonable support for orderly transition, including transfer of the books and records of the Investment Company, in accordance with the aforementioned transition plan and at such rates as are negotiated in good faith and mutually agreed to by the Investment Company and the Custodian.  The Custodian will provide commercially reasonable cooperation with any successor custodian in connection with the transition.  The relevant Investment Company shall reimburse the Custodian for additional costs which are reasonably incurred by the Custodian in the transition.

(d)       The parties recognize that the continuity of the provision of custody services to the Investment Companies under this Agreement is desirable, even though notice of termination of this Agreement may have been given, or this Agreement may otherwise be deemed to have terminated.  Despite any dispute between a particular Investment Company and the Custodian, the Custodian undertakes that for a reasonable period not exceeding 180 days after the date of termination the Custodian will continue to provide custody services to the Investment Company under the terms of this Agreement, as requested by the Investment Company, and shall be compensated for such assistance at its currently in effect fee schedule.

Franklin Templeton

(e)       Notwithstanding the term of this Agreement mandated in Section 13(a) or 13(b) hereof, if an Investment Company or the Custodian (with respect to such Investment Company) materially breaches this Agreement (a “Defaulting Party”) the other party (the “Non-Defaulting Party”) may give written notice thereof to the Defaulting Party ("Breach Notice"), and if such material breach shall not have been remedied within thirty (30) days after the Breach Notice is given, then the Non-Defaulting Party may terminate this Agreement by giving written notice of termination to the Defaulting Party ("Breach Termination Notice"), in which case this Agreement shall terminate as of 11:59 PM (Eastern time) on the 30th day following the date the Breach Termination Notice is given, or such later date as may be specified in the Breach Termination Notice (but not later than the last day of the Current Term or then-current Renewal Term, as applicable).  A “material breach” includes (A) numerous non-material breaches which have not been cured by the breaching party after the breaching party has been given reasonable written notice by the non-breaching party of such individual breaches and where the collective impact of such breaches constitutes a material breach of this Agreement and (B) repeated breaches of the same breach which may have been previously cured but then re-occurs after the breaching party has been given reasonable written notice by the non-breaching party of the most recent such breach and where the collective impact of such breaches constitutes a material breach of this Agreement.  In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.  In the event an Investment Company terminates this Agreement pursuant to this Section 13(e), no Early Removal Fee (as defined Section 13(f) hereof) shall be owed by such Investment Company to the Custodian.

(f)        If during the Current Term more than 1/3 of an Investment Company’s assets serviced by the Custodian under this Agreement (based on the assets at the beginning of the Investment Company’s fiscal year) are removed from the coverage of this Agreement (provided that the foregoing 1/3 calculation will exclude (1) any decrease in assets which is the result of negative market movement, (2) any decrease in assets which is the result of shareholder redemptions, (3) any assets removed pursuant to Section 13(e) hereof where the Custodian is the Defaulting Party, (4) any assets removed as the result of liquidation of a Fund and (5) any assets removed as the result of a merger of a Fund into another investment vehicle for which the Custodian then-currently provides custody services substantially similar to the services provided by the Custodian under this Agreement), the Investment Company shall pay an early removal fee (“Early Removal Fee”) calculated as follows with respect to the Removed Assets (“Removed Assets” means all assets removed from the coverage of this Agreement during the applicable fiscal year, excluding (1) any decrease in assets which is the result of negative market movement, (2) any decrease in assets which is the result of shareholder redemptions, (3) any assets removed pursuant to Section 13(e) hereof where the Custodian is the Defaulting Party, (4) any assets removed as the result of liquidation of a Fund and (5) any assets removed as the result of a merger of a Fund  into another investment vehicle for which the Custodian then-currently provides custody services substantially similar to the services provided by the Custodian under this Agreement):

Franklin Templeton

•       With respect to any Removed Assets removed up to and including December 31, 2020, the Early Removal Fee equals 25% of the fees that the Custodian would have received with respect to those Removed Assets if such Removed Assets had remained under the coverage of this Agreement until the end of the Current Term

•     With respect to any Removed Assets removed up to and including December 31, 2021, the Early Removal Fee equals 15% of the fees that the Custodian would have received with respect to those Removed Assets if such Removed Assets had remained under the coverage of this Agreement until the end of the Current Term

•     With respect to any Removed Assets removed up to and including December 31, 2022, the Early Removal Fee equals 10% of the fees that the Custodian would have received with respect to those Removed Assets if such Removed Assets had remained under the coverage of this Agreement until the end of the Current Term

The Early Removal Fee is applicable on a fiscal year basis.  Once the 1/3 threshold is passed with respect to a particular fiscal year, the Early Removal Fee shall be payable at such times as determined by the Custodian in its reasonable, good faith discretion. Each Investment Company agrees that the Early Removal Fee is reasonable compensation to the Custodian for the removal of assets before the end of the Current Term.

Franklin Templeton

(g)       The termination of this Agreement with respect to one Investment Company or Fund shall not automatically terminate this Agreement for the other Investment Companies or Funds on Exhibit A.  The removal of an Investment Company or Fund from Exhibit A shall not be deemed a termination of this Agreement with respect to any other Investment Company or Fund.  Notwithstanding any other provision of this Agreement, the parties agree that one or more Investment Companies or Funds may be removed from this Agreement in the event such Investment Company or Fund is (1) liquidated or (2) merged into another investment vehicle for which the Custodian then-currently provides custody services substantially similar to the services provided by the Custodian under this Agreement.

(h)       The obligations of the parties regarding the use of reasonable care, indemnities and payment of fees and expenses will survive the termination of this Agreement.  This Section 13 shall survive termination of this Agreement.”

2.               For clarity, as of the effective date of this Amendment the Agreement shall be deemed to be in its “Current Term” (as defined in Section 1 above) rather than in a “Renewal Term.”

3.         Miscellaneous.

(a)             Capitalized terms not defined in this Amendment shall have the same meanings as set forth in the Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, this Amendment shall control with respect to the subject matter of this Amendment.

(b)             As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)             This Amendment constitutes the complete understanding and agreement of the parties with respect to the subject matter of this Amendment and supersedes all prior communications with respect thereto.

(d)             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

Franklin Templeton

(e)             The governing law provision of the Agreement shall be the governing law provision of this Amendment.

(f)              This Amendment is executed by an Investment Company with respect to each of its Funds and the obligations hereunder are not binding upon any of the directors, officers or shareholders of a Fund individually.  Notwithstanding any other provision in this Amendment to the contrary, each and every obligation, liability or undertaking of a particular Fund under this Amendment shall constitute solely an obligation, liability or undertaking of, and be binding upon, such particular Fund and shall be payable solely from the available assets of such particular Fund and shall not be binding upon or affect any assets of any other Fund.

Franklin Templeton

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

EACH OF THE INVESTMENT

COMPANIES LISTED ON

EXHIBIT A TO THE AGREEMENT

By: /s/MATTHEW T. HINKLE

Name:  Matthew T. Hinkle

Title: CEO – Finance and Administration

THE BANK OF NEW YORK MELLON

By: /s/ MICHAEL KEENAN

Name: Michael Keenan

Title: Director

MASTER CUSTODY AGREEMENT

EXHIBIT A

(Effective as of February 2020)

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Master Custody Agreement dated as of February 16, 1996.

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Alternative Strategies Funds	Delaware Statutory Trust	Franklin K2 Alternative Strategies Fund Franklin K2 Long Short Credit Fund

Franklin California Tax-Free Income Fund	Delaware Statutory Trust

Franklin California Tax-Free Trust	Delaware Statutory Trust	Franklin California Intermediate-Term Tax-Free Income Fund

Franklin Custodian Funds	Delaware Statutory Trust	Franklin Dynatech Fund Franklin Focused Growth Fund Franklin Growth Fund Franklin Income Fund Franklin U.S. Government Securities Fund Franklin Utilities Fund

Franklin Federal Tax-Free Income Fund	Delaware Statutory Trust

Franklin Floating Rate Master Trust	Delaware Statutory Trust	Franklin Floating Rate Master Series Franklin Floating Rate Income Fund

Franklin ETF Trust	Delaware Statutory Trust	Franklin Liberty Short Duration U.S. Government ETF

Franklin Global Trust	Delaware Statutory Trust	Franklin International Growth Fund Franklin International Small Cap Fund Franklin Emerging Market Debt Opportunities Fund

Franklin Gold and Precious Metals Fund	Delaware Statutory Trust

Franklin High Income Trust	Delaware Statutory Trust	Franklin High Income Fund

Franklin Investors Securities Trust	Delaware Statutory Trust

Franklin Adjustable U.S. Government Securities Fund

Franklin Managed Income Fund

Franklin Convertible Securities Fund

Franklin Equity Income Fund

Franklin Floating Rate Daily Access Fund

Franklin Low Duration Total Return Fund

Franklin Total Return Fund

Franklin Managed Trust	Delaware Statutory Trust	Franklin Rising Dividends Fund

Franklin U.S. Government Money Fund	Delaware Statutory Trust

Franklin Municipal Securities Trust	Delaware Statutory Trust	Franklin California High Yield Municipal Bond Fund Franklin Tennessee Municipal Bond Fund

Franklin Mutual Series Funds	Delaware Statutory Trust

Franklin Mutual Beacon Fund

Franklin Mutual European Fund

Franklin Mutual Financial Services Fund

Franklin Mutual Global Discovery Fund

Franklin Mutual International Fund

Franklin Mutual Quest Fund

Franklin Mutual Shares Fund

Franklin New York Tax-Free Income Fund	Delaware Statutory Trust

Franklin New York Tax-Free Trust	Delaware Statutory Trust	Franklin New York Intermediate-Term Tax-Free Income Fund

Franklin Real Estate Securities Trust	Delaware Statutory Trust	Franklin Real Estate Securities Fund

Franklin Strategic Mortgage Portfolio	Delaware Statutory Trust

Franklin Strategic Series	Delaware Statutory Trust

Franklin Biotechnology Discovery Fund

Franklin Growth Opportunities Fund

Franklin Natural Resources Fund

Franklin Small Cap Growth Fund

Franklin Small-Mid Cap Growth Fund

Franklin Strategic Income Fund

Franklin Templeton SMACS: Series I

Franklin Templeton SMACS: Series CH

Franklin Templeton SMACS: Series H

Franklin Templeton SMACS: Series E

Franklin Tax-Free Trust	Delaware Statutory Trust

Franklin Alabama Tax-Free Income Fund

Franklin Arizona Tax-Free Income Fund

Franklin Colorado Tax-Free Income Fund

Franklin Connecticut Tax-Free Income Fund

Franklin Federal Intermediate-Term Tax-Free Income Fund

Franklin Federal Limited-Term Tax-Free Income Fund

Franklin Florida Tax-Free Income Fund

Franklin Georgia Tax-Free Income Fund

Franklin High Yield Tax-Free Income Fund

Franklin Kentucky Tax-Free Income Fund

Franklin Louisiana Tax-Free Income Fund

Franklin Maryland Tax-Free Income Fund

Franklin Massachusetts Tax-Free Income Fund

Franklin Michigan Tax-Free Income Fund

Franklin Minnesota Tax-Free Income Fund

Franklin Missouri Tax-Free Income Fund

Franklin Municipal Green Bond Fund

Franklin New Jersey Tax-Free Income Fund

Franklin North Carolina Tax-Free Income Fund

Franklin Ohio Tax-Free Income Fund

Franklin Oregon Tax-Free Income Fund

Franklin Pennsylvania Tax-Free Income Fund

Franklin Virginia Tax-Free Income Fund

Franklin Fund Allocator Series	Delaware Statutory Trust

Franklin Conservative Allocation Fund

Franklin Corefolio Allocation Fund

Franklin Founding Funds Allocation Fund

Franklin Growth Allocation Fund

Franklin Moderate Allocation Fund

Franklin Lifesmart Retirement Income Fund

Franklin Lifesmart 2020 Retirement Target Fund

Franklin Lifesmart 2025 Retirement Target Fund

Franklin Lifesmart 2030 Retirement Target Fund

Franklin Lifesmart 2035 Retirement Target Fund

Franklin Lifesmart 2040 Retirement Target Fund

Franklin Lifesmart 2045 Retirement Target Fund

Franklin Lifesmart 2050 Retirement Target Fund

Franklin Lifesmart 2055 Retirement Target Fund

Franklin Payout 2020 Fund

Franklin Payout 2021 Fund

Franklin Payout 2022 Fund

Franklin NextStep Conservative Fund

Franklin NextStep Moderate Fund

Franklin NextStep Growth Fund

Franklin U.S. Core Equity (IU) Fund

Franklin Emerging Markets Core Equity (IU) Fund

Franklin International Core Equity (IU) Fund

Franklin Templeton Variable Insurance Products Trust	Delaware Statutory Trust

Franklin Flex Cap Growth VIP Fund

Franklin Global Real Estate VIP Fund

Franklin Growth and Income VIP Fund

Franklin Income VIP Fund

Franklin Large Cap Growth VIP Fund

Franklin VolSmart Allocation VIP Fund

Franklin Rising Dividends VIP Fund

Franklin Small-Mid Cap Growth VIP Fund

Franklin Small Cap Value VIP Fund

Franklin Strategic Income VIP Fund

Franklin Allocation VIP Fund

Franklin U.S. Government Securities VIP Fund

Franklin Mutual Global Discovery VIP Fund

Franklin Mutual Shares VIP Fund

Templeton Global Bond VIP Fund

Franklin Value Investors Trust	Delaware Statutory Trust	Franklin Mutual U.S. Value Fund Franklin MicroCap Value Fund Franklin Small Cap Value Fund

Institutional Fiduciary Trust	Delaware Statutory Trust	Money Market Portfolio

The Money Market Portfolios	Delaware Statutory Trust	The U.S. Government Money Market Portfolio

Templeton Global Investment Trust	Delaware Statutory Trust	Templeton Global Balanced Fund (formerly Templeton Income Fund)

Templeton Income Trust	Delaware Statutory Trust	Templeton Global Total Return Fund Templeton International Bond Fund

Templeton Funds	Delaware Statutory Trust	Templeton International Climate Change Fund

CLOSED END FUNDS:
Franklin Limited Duration Income Trust	Delaware Statutory Trust

Franklin Universal Trust	Massachusetts Business Trust

A-5